UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On November 2, 2010, we entered into an Investor Letter ("Letter of Intent" or "LOI") with a private investor ("Investor Group") for the purpose of forming and capitalizing a new and independent electric vehicle company Via Automotive, Inc., a Delaware corporation ("Via Automotive"), whereby Via Automotive will purchase certain of our Transportation and Industrial Business segment assets pursuant to an Asset Purchase Agreement (the "Purchase Agreement") for $2.5 million in cash ($1.5 million to be paid at closing and $1.0 million to be paid on or before December 20, 2010) , and the issuance to us of 39% of the common shares of Via Automotive. The LOI also provides that the Investor Group will capitalize Via Automotive with an additional $2.0 million and that Via Automotives will assume certain identified liabilities.

        In addition to the foregoing $4.5 million aggregate investment by the Investor Group, for which the Investor Group shall be issued 61% of the common shares of Via Automotive. Via Automotive will require additional equity investment of not less than $10 million (the "Additional Initial Capital").   Equity or equity-linked securities of Via Automotive issued to investors funding the Additional Initial Capital, shall dilute only the 61% of the common equity initially issued to the Investor Group and shall not dilute the 39% of the common equity initially issued to us in connection with the acquisition by Via Automotive of certain of our Transportation and Industrial Business segment assets.

         In addition to the Purchase Agreement, the parties will enter into a shareholders' agreement ("Shareholders' Agreement"), or provide in the bylaws for Via Automotive, that a supermajority vote of the directors will be required in certain circumstances.

        The LOI provides that the final transaction is subject to approval by Raser's board of directors, including receipt of a satisfactory fairness opinion for the sale of the Transportation and Industrial assets to Via Automotive. The LOI provides for closing to occur on or before November 22, 2010, with a breakup fee of $5 million to be paid in certain circumstances.

A copy of the LOI is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
2.1        Investor Letter, dated November 2, 2010, among Raser Technologies, Inc. and Investor Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: November 08, 2010	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-2.1	Investor Letter, dated November 2, 2010, among Raser Technologies, Inc. and Investor Group.